Exhibit 99.1
FOR IMMEDIATE RELEASE

Johnson Controls Reports Strong Q1 Results; Raises FY25 Guidance
______________________________________________________________________________________
▪Q1 sales increased 4% and organic sales increased 10%*
▪Q1 GAAP EPS of $0.55; Q1 Adjusted EPS* of $0.64
▪Q1 Orders increased 16% organically year-over-year
▪Building Solutions backlog of $13.2 billion increased 11% organically year-over-year
▪Initiates fiscal Q2 and raises full year fiscal 2025 guidance*
* This news release contains non-GAAP financial measures. Definitions and reconciliations of the non-GAAP financial measures can be found in the attached footnotes. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures.
_____________________________________________________________________________________

CORK, Ireland — February 5, 2025 — Johnson Controls International plc (NYSE: JCI), a global leader for smart, healthy and sustainable buildings, today reported fiscal first quarter 2025 GAAP earnings per share (“EPS”) of $0.55. Adjusted EPS was $0.64.

Sales in the quarter of $5.4 billion increased 4% over the prior year on an as reported basis and 10% organically. GAAP income from continuing operations was $363 million. Adjusted income from continuing operations was $426 million.

“I am proud of another strong quarter delivered by the Johnson Controls team, which reflects our successful strategy to simplify our portfolio and position our Company as a leading pure-play building solutions provider,” said George Oliver, Chairman and CEO. "We are driving results based on our unique value proposition, with an ability to serve our customers over the lifecycle of the building. The significant progress in our transformation is enabling us to achieve more consistent and predictable performance, as well as our ability to deliver value for our stakeholders.”

FISCAL Q1 SEGMENT RESULTS
The financial highlights presented in the tables below exclude discontinued operations and are in accordance with GAAP, unless otherwise indicated. All comparisons are to the fiscal first quarter of 2024.
A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

Building Solutions North America

	Fiscal Q1
(in millions)	2025	2024	Change
Sales	$2,744	$2,487	10%
Segment EBITA
GAAP	332	285	16%
Adjusted (non-GAAP)	332	285	16%
Segment EBITA Margin %
GAAP	12.1%	11.5%	60	bp
Adjusted (non-GAAP)	12.1%	11.5%	60	bp
Sales in the quarter of $2.7 billion increased 10% over the prior year. Organic sales also increased 10% over the prior year, led by high teens growth in Applied HVAC and Controls.
Excluding M&A and adjusted for foreign currency, orders increased 18% year-over-year and backlog of $9.3 billion increased 12% year-over-year.
Segment EBITA margin of 12.1% expanded 60 basis points versus the prior year driven by the execution of our higher margin backlog.

Building Solutions EMEA/LA (Europe, Middle East, Africa/Latin America)

	Fiscal Q1
(in millions)	2025	2024	Change
Sales	$1,073	$1,038	3%
Segment EBITA
GAAP	108	80	35%
Adjusted (non-GAAP)	108	80	35%
Segment EBITA Margin %
GAAP	10.1%	7.7%	240	bp
Adjusted (non-GAAP)	10.1%	7.7%	240	bp
Sales in the quarter of $1.1 billion increased 3% over the prior year. Organic sales grew 6% versus the prior year quarter led by 10% growth in Service. Fire and Security sales increased high single digits.
Excluding M&A and adjusted for foreign currency, orders increased 6% year-over-year and backlog of $2.5 billion increased 5% year-over-year.
Segment EBITA margin of 10.1% expanded 240 basis points versus the prior year driven by productivity improvements and positive mix from growth in Service.

Building Solutions Asia Pacific

	Fiscal Q1
(in millions)	2025	2024	Change
Sales	$527	$507	4%
Segment EBITA
GAAP	49	46	7%
Adjusted (non-GAAP)	49	46	7%
Segment EBITA Margin %
GAAP	9.3%	9.1%	20	bp
Adjusted (non-GAAP)	9.3%	9.1%	20	bp
Sales in the quarter of $527 million increased 4% versus the prior year. Organic sales increased 5% versus the prior year led by 14% growth in Service.
Excluding M&A and adjusted for foreign currency, orders increased 32% year-over-year and backlog of $1.5 billion increased 22% year-over-year.
Segment EBITA margin of 9.3% increased 20 basis points versus the prior year driven by positive mix from the Service business.

Global Products

	Fiscal Q1
(in millions)	2025	2024	Change
Sales	$1,082	$1,177	(8%)
Segment EBITA
GAAP	326	267	22%
Adjusted (non-GAAP)	326	267	22%
Segment EBITA Margin %
GAAP	30.1%	22.7%	740	bp
Adjusted (non-GAAP)	30.1%	22.7%	740	bp
Sales in the quarter of $1.1 billion declined 8% versus the prior year. Organic sales grew 15% versus the prior year led by over 30% growth in Applied HVAC.
Segment EBITA margin of 30.1% expanded 740 basis points versus the prior year due to increased volumes and enhanced operational efficiencies.

Corporate

	Fiscal Q1
(in millions)	2025	2024	Change
Corporate Expense
GAAP	$171	$139	23%
Adjusted (non-GAAP)	127	116	9%
Adjusted Corporate expense in Q1 2025 excludes certain transaction/separation costs and transformation costs. Adjusted Corporate expense in Q1 2024 excludes certain transaction/separation costs and cyber incident costs.

OTHER Q1 ITEMS
▪Cash provided by operating activities was $249 million. Free cash flow was $133 million and adjusted free cash flow was $603 million.
▪The Company paid dividends of $245 million.
▪The Company repurchased 4.1 million shares of common stock for $330 million.

GUIDANCE
The following forward-looking statements regarding organic sales growth, adjusted segment EBITA margin, adjusted segment EBITA margin improvement and adjusted EPS are non-GAAP financial measures and are presented on a continuing operations basis excluding the Residential and Light Commercial HVAC business, which was classified as discontinued operations beginning in the fiscal fourth quarter of 2024. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as mark-to-market adjustments. Organic revenue growth excludes the effect of acquisitions, divestitures and foreign currency. The Company is unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to its most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s fiscal 2025 second quarter and full year GAAP financial results from continuing operations.

The Company initiated fiscal 2025 second quarter guidance:
▪Organic sales growth of mid-single digits
▪Adjusted segment EBITA margin of ~16.5%
▪Adjusted EPS before special items of ~$0.77 to $0.79

The Company raised fiscal 2025 full year guidance:
▪Organic sales growth of mid-single digits (unchanged)
▪Adjusted segment EBITA margin improvement of more than 80 basis points, year-over-year (previously more than 50 bps)
▪Adjusted EPS before special items of ~$3.50 to $3.60 (previously ~$3.40 to $3.50)

CONFERENCE CALL & WEBCAST INFO

Johnson Controls will host a conference call to discuss this quarter’s results at 8:30 a.m. ET today, which can be accessed by dialing 844-763-8274 (in the United States) or +1-412-717-9224 (outside the United States), or via webcast. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Johnson Controls website at https://investors.johnsoncontrols.com/news-and-events/events-and-presentations. A replay will be made available approximately two hours following the conclusion of the conference call.

ABOUT JOHNSON CONTROLS

At Johnson Controls (NYSE:JCI), we transform the environments where people live, work, learn and play. As the global leader in smart, healthy and sustainable buildings, our mission is to reimagine the performance of buildings to serve people, places and the planet.
Building on a proud history of nearly 140 years of innovation, we deliver the blueprint of the future for industries such as healthcare, schools, data centers, airports, stadiums, manufacturing and beyond through OpenBlue, our comprehensive digital offering.
Today, Johnson Controls offers the world`s largest portfolio of building technology and software as well as service solutions from some of the most trusted names in the industry.
Visit www.johnsoncontrols.com for more information and follow @Johnson Controls on social platforms.

JOHNSON CONTROLS CONTACTS:

INVESTOR CONTACTS:	MEDIA CONTACT:

Jim Lucas	Danielle Canzanella
Direct: +1 414.340.1752	Direct: +1 203.499.8297
Email: jim.lucas@jci.com	Email: danielle.canzanella@jci.com

Michael Gates
Direct: +1 414.524.5785
Email: michael.j.gates@jci.com
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JOHNSON CONTROLS INTERNATIONAL PLC CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this communication, statements regarding Johnson Controls future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures, debt levels and market outlook are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond its control, that could cause its actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Johnson Controls’ ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable quality and regulatory requirements; the ability of Johnson Controls to execute on its operating model and drive organizational improvement; Johnson Controls’ ability to successfully execute and complete portfolio simplification, including the completion of the divestiture of the Residential and Light Commercial business, as well as the possibility that the expected benefits of such actions will not be realized or will not be realized within the expected time frame; the ability to hire and retain senior management and other key personnel, including successfully executing Johnson Controls’ Chief Executive Officer succession plan; the ability to innovate and adapt to emerging technologies, ideas and trends in the marketplace, including the incorporation of technologies such as artificial intelligence; the ability to manage general economic, business and capital market conditions, including the impact of recessions, economic downturns and global price inflation; fluctuations in the cost and availability of public and private financing for Johnson Controls’ customers; the ability to manage macroeconomic and geopolitical volatility, including supply chain shortages, restrictive trade measures and the conflict between Russia and Ukraine and the ongoing conflicts in the Middle East; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches; maintaining and improving the capacity, reliability and security of Johnson Controls’ enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of Johnson Controls’ digital platforms and services; changes to laws or policies governing foreign trade, including economic sanctions, tariffs, foreign exchange and capital controls, import/export controls or other trade restrictions; fluctuations in currency exchange rates; changes or uncertainty in laws, regulations, rates, policies, or interpretations that impact Johnson Controls’ business operations or tax status; the ability to adapt to global climate change, climate change regulation and successfully meet Johnson Controls’ public sustainability commitments; the outcome of litigation and governmental proceedings; the risk of infringement or expiration of intellectual property rights; Johnson Controls’ ability to manage disruptions caused by catastrophic or geopolitical events, such as natural disasters, armed conflict, political change, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls business is included in the section entitled “Risk Factors” in Johnson Controls Annual Report on Form 10-K for the fiscal year filed with the SEC, which is available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab. The description of certain of these risks is supplemented in Item 1A of Part II of Johnson Controls subsequently filed Quarterly Reports on Form 10-Q. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.
###

FINANCIAL STATEMENTS

Johnson Controls International plc
Consolidated Statements of Income
(in millions, except per share data; unaudited)

	Three Months Ended December 31,
	2024	2023
Net sales
Products and systems	$3,685	$3,604
Services	1,741	1,605
	5,426	5,209
Cost of sales
Products and systems	2,456	2,490
Services	1,044	941
	3,500	3,431

Gross profit	1,926	1,778

Selling, general and administrative expenses	1,399	1,334
Restructuring and impairment costs	33	35
Net financing charges	86	87
Equity loss	—	(2)

Income from continuing operations before income taxes	408	320

Income tax provision (benefit)	47	(20)

Income from continuing operations	361	340

Income from discontinued operations, net of tax (Note 3)	90	64

Net income	451	404

Income (loss) attributable to noncontrolling interests
Continuing operations	(2)	—
Discontinued operations	34	30

Net income attributable to Johnson Controls	$419	$374

Income attributable to Johnson Controls
Continuing operations	$363	$340
Discontinued operations	56	34
Total	$419	$374

Basic earnings per share attributable to Johnson Controls
Continuing operations	$0.55	$0.50
Discontinued operations	0.08	0.05
Total	$0.63	$0.55

Diluted earnings per share attributable to Johnson Controls
Continuing operations	$0.55	$0.50
Discontinued operations	0.08	0.05
Total	$0.63	$0.55

Johnson Controls International plc
Condensed Consolidated Statements of Financial Position
(in millions; unaudited)

	December 31, 2024	September 30, 2024
Assets

Cash and cash equivalents	$1,237	$606
Accounts receivable - net	5,614	6,051
Inventories	1,739	1,774
Current assets held for sale	1,658	1,595
Other current assets	1,041	1,153
Current assets	11,289	11,179

Property, plant and equipment - net	2,418	2,403
Goodwill	16,412	16,725
Other intangible assets - net	3,963	4,130
Noncurrent assets held for sale	2,986	3,210
Other noncurrent assets	5,030	5,048
Total assets	$42,098	$42,695

Liabilities and Equity

Short-term debt	$882	$953
Current portion of long-term debt	522	536
Accounts payable	3,214	3,389
Accrued compensation and benefits	917	1,048
Deferred revenue	2,211	2,160
Current liabilities held for sale	1,322	1,431
Other current liabilities	2,015	2,438
Current liabilities	11,083	11,955

Long-term debt	8,589	8,004
Pension and postretirement benefits	192	217
Noncurrent liabilities held for sale	407	405
Other noncurrent liabilities	4,697	4,753
Long-term liabilities	13,885	13,379

Shareholders’ equity attributable to Johnson Controls	15,900	16,098
Noncontrolling interests	1,230	1,263
Total equity	17,130	17,361
Total liabilities and equity	$42,098	$42,695

Johnson Controls International plc
Consolidated Statements of Cash Flows
(in millions; unaudited)

	Three Months Ended December 31,
	2024	2023
Operating Activities of Continuing Operations
Income from continuing operations attributable to Johnson Controls	$363	$340
Loss from continuing operations attributable to noncontrolling interests	(2)	—
Income from continuing operations	361	340
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	193	208
Pension and postretirement income and contributions	(16)	(16)
Deferred income taxes	(54)	(80)
Noncash restructuring and impairment charges	8	9
Equity-based compensation	28	29
Other - net	8	(22)
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	284	40
Inventories	(15)	(106)
Other assets	(171)	(195)
Restructuring reserves	2	(14)
Accounts payable and accrued liabilities	(407)	(315)
Accrued income taxes	28	11
Cash provided (used) by operating activities from continuing operations	249	(111)

Investing Activities of Continuing Operations
Capital expenditures	(116)	(82)
Other - net	11	18
Cash used by investing activities from continuing operations	(105)	(64)

Financing Activities of Continuing Operations
Net proceeds from borrowings with maturities less than three months	12	1,116
Proceeds from debt	775	422
Stock repurchases and retirements	(330)	—
Payment of cash dividends	(245)	(252)
Employee equity-based compensation withholding taxes	(29)	(23)
Other - net	18	(27)
Cash provided by financing activities from continuing operations	201	1,236

Discontinued Operations
Cash used by operating activities	(2)	(135)
Cash used by investing activities	(10)	(10)
Cash used by financing activities	—	(8)
Cash used by discontinued operations	(12)	(153)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	154	60
Change in cash, cash equivalents and restricted cash held for sale	4	5
Increase in cash, cash equivalents and restricted cash	491	973
Cash, cash equivalents and restricted cash at beginning of period	767	917
Cash, cash equivalents and restricted cash at end of period	1,258	1,890
Less: Restricted cash	21	91
Cash and cash equivalents at end of period	$1,237	$1,799

FOOTNOTES

1.Sale of Residential and Light Commercial HVAC Business

The Company signed a definitive agreement in July 2024 to sell its Residential and Light Commercial HVAC business (the “R&LC Business”), which includes the North America Ducted businesses and the global Residential joint venture with Hitachi Global Life Solutions, Inc. (“Hitachi”), of which Johnson Controls owns 60% and Hitachi owns 40%. The R&LC Business, which was previously reported in the Global Products segment, meets the criteria to be classified as a discontinued operation and, as a result, its historical financial results are reflected in the consolidated financial statements as a discontinued operation, and assets and liabilities were retrospectively reclassified as held for sale for all periods presented. Unless otherwise noted, all activities and amounts reported in the following footnotes include only continuing operations of the Company and exclude activities and amounts related to the R&LC business.

2.Non-GAAP Measures

The Company reports various non-GAAP measures in this earnings release and the related earnings presentation. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures. Refer to footnotes three through eight for further information on the calculations of the non-GAAP measures and reconciliations of the non-GAAP measures to the most comparable GAAP measures.

Organic sales

Organic sales growth excludes the impact of acquisitions, divestitures and foreign currency. Management believes organic sales growth is useful to investors in understanding period-over-period sales results and trends.

Cash flow

Management believes free cash flow and adjusted free cash flow measures are useful to investors in understanding the strength of the Company and its ability to generate cash. These non-GAAP measures can also be used to evaluate the Company’s ability to generate cash flow from operations and the impact that this cash flow has on its liquidity. Management also believes adjusted free cash flows are useful to investors in understanding period-over-period cash flows, cash trends and ongoing cash flows of the Company.

Adjusted free cash flow and adjusted free cash flow conversion are non-GAAP measures which exclude the impacts of the following:

•JC Capital cash flows primarily include activity associated with finance/notes receivables and inventory and/or capital expenditures related to lease arrangements. JC Capital net income is primarily related to interest income on the finance/notes receivable and profit recognized on arrangements with sales-type lease components.

•Effective January 1, 2024, the Company has excluded the impact of discontinuing its accounts receivables factoring programs from adjusted free cash flow and adjusted free cash flow conversion. The Company has also re-baselined the prior year adjusted free cash flow measures to present a more comparative measure without the impact of factoring.

•Cash payments related to the water systems AFFF settlement and cash receipts for AFFF-related insurance recoveries.

Adjusted financial measures

Adjusted financial measures include adjusted segment EBITA, adjusted net income, adjusted earnings per share, adjusted EBIT, adjusted EBITDA and adjusted corporate expenses. These non-GAAP measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the excluded amounts is a matter of management judgment and depends upon the nature and variability of the underlying expense or income amounts and other factors.

As detailed in the tables included in footnotes five through eight, the following items were excluded from certain financial measures:

•Net mark-to-market adjustments are the result of adjusting restricted asbestos investments and pension and postretirement plan assets to their current market value. These adjustments may have a favorable or unfavorable impact on results.

•Restructuring and impairment costs, net of NCI represents restructuring costs attributable to Johnson Controls including costs associated with exit plans or other restructuring plans that will have a more significant impact on the underlying cost structure of the organization. Impairment costs primarily relate to write-downs of goodwill, intangible assets and assets held for sale to their fair value.

•Water systems AFFF settlement and insurance recoveries include amounts related to a settlement with a nationwide class of public water systems concerning the use of AFFF manufactured and sold by a subsidiary of the Company, and AFFF-related insurance recoveries.

•Transaction/separation costs include costs associated with significant mergers and acquisitions.

•Transformation costs represent incremental expenses incurred in association with strategic growth initiatives and cost saving opportunities in order to realize the benefits of portfolio simplification and the Company's lifecycle solutions strategy.

•Earn-out adjustments relate to earn-out liabilities associated with certain significant acquisitions and may have a favorable or unfavorable impact on results.

•Cyber incident costs primarily represent expenses, net of insurance recoveries, associated with the response to, and remediation of, a cybersecurity incident which occurred in September 2023.

•Global products product quality issue are costs related to a product quality issue within the Global Products segment that is unusual due to the magnitude of the expected cost to remediate in comparison to typical product quality issues experienced by the Company.

•Loss on divestiture relates to the sale of the ADTi business.

•EMEA/LA joint venture loss relates to certain non-recurring losses associated with the equity method accounting of a joint venture company.

•Discrete tax items, net includes the net impact of discrete tax items within the period, including the following types of items: changes in estimates associated with valuation allowances, changes in estimates associated with reserves for uncertain tax positions, withholding taxes recorded upon changes in indefinite re-investment assertions for businesses to be disposed of, impacts from statutory rate changes, and the recording of significant tax credits.

•Related tax impact includes the tax impact of the various excluded items.

Management believes the exclusion of these items is useful to investors due to the unusual nature and/or magnitude of the amounts. When considered together with unadjusted amounts, adjusted financial measures are useful to investors in understanding period-over-period operating results, business trends and ongoing operations of the Company. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes.

Debt ratios

Management believes that net debt to adjusted EBITDA, a non-GAAP measure, is useful to understanding the Company's financial condition as the ratio provides an overview of the extent to which the Company relies on external debt financing for its funding and also is a measure of risk to its shareholders.

3. Sales

The following tables detail the changes in sales from continuing operations attributable to organic growth, foreign currency, acquisitions, divestitures and other (unaudited):

	Three Months Ended December 31
Net sales	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Net sales - 2023	$2,487	$1,038	$507	$4,032	$1,177	$5,209
Base year adjustments
Divestitures and other	—	—	—	—	(233)	(233)
Foreign currency	(3)	(25)	(3)	(31)	(2)	(33)
Adjusted base net sales	2,484	1,013	504	4,001	942	4,943
Acquisitions	—	3	—	3	—	3
Organic growth	260	57	23	340	140	480
Net sales - 2024	$2,744	$1,073	$527	$4,344	$1,082	$5,426

Growth %:
Net sales	10%	3%	4%	8%	(8)%	4%
Organic growth	10%	6%	5%	8%	15%	10%

	Three Months Ended December 31
Products and systems revenue	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Products and systems revenue - 2023	$1,518	$572	$337	$2,427	$1,177	$3,604
Base year adjustments
Divestitures and other	—	—	—	—	(233)	(233)
Foreign currency	—	(12)	(3)	(15)	(2)	(17)
Adjusted products and systems revenue	1,518	560	334	2,412	942	3,354
Acquisitions	—	2	—	2	—	2
Organic growth	176	13	—	189	140	329
Products and systems revenue - 2024	$1,694	$575	$334	$2,603	$1,082	$3,685

Growth %:
Products and systems revenue	12%	1%	(1)%	7%	(8)%	2%
Organic growth	12%	2%	—%	8%	15%	10%

	Three Months Ended December 31
Service revenue	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Service revenue - 2023	$969	$466	$170	$1,605	$—	$1,605
Base year adjustments
Divestitures and other	—	—	—	—	—	—
Foreign currency	(3)	(13)	—	(16)	—	(16)
Adjusted base service revenue	966	453	170	1,589	—	1,589
Acquisitions	—	1	—	1	—	1
Organic growth	84	44	23	151	—	151
Service revenue - 2024	$1,050	$498	$193	$1,741	$—	$1,741

Growth %:
Service revenue	8%	7%	14%	8%	—%	8%
Organic growth	9%	10%	14%	10%	—%	10%

4. Cash Flow, Free Cash Flow and Free Cash Flow Conversion

The following table includes free cash flow and free cash flow conversion (unaudited):

	Three Months Ended December 31,
(in millions)	2024	2023
Cash provided (used) by operating activities from continuing operations	$249	$(111)
Capital expenditures	(116)	(82)
Free cash flow (non-GAAP)	$133	$(193)

Income from continuing operations attributable to Johnson Controls	$363	$340
Free cash flow conversion from net income (non-GAAP)	37%	(57)%

The following table includes adjusted free cash flow and adjusted free cash flow conversion (unaudited):

	Three Months Ended December 31,
(in millions)	2024	2023
Free cash flow (non-GAAP)	$133	$(193)
Adjustments:
JC Capital cash used by operating activities	66	88
Water systems AFFF settlement cash payments and insurance recoveries	397	—
Impact from discontinuation of factoring programs	7	—
Adjusted free cash flow (non-GAAP)	603	(105)
Prior year impact from factoring programs	—	(85)
Re-baselined adjusted free cash flow (non-GAAP)	$603	$(190)

Adjusted net income attributable to JCI (non-GAAP)	$426	$315
JC Capital net income	(5)	(2)
Adjusted net income attributable to JCI, excluding JC Capital (non-GAAP)	$421	$313
Adjusted free cash flow conversion (non-GAAP)	143%	(61)%

5. EBITA, EBIT and Corporate Expense

The Company evaluates the performance of its business units primarily on segment EBITA. The following table includes continuing operations:

	Three Months Ended December 31,
	Actual		Adjusted (Non-GAAP)
(in millions; unaudited)	2024	2023	2024	2023

Segment EBITA
Building Solutions North America	$332	$285	$332	$285
Building Solutions EMEA/LA	108	80	108	80
Building Solutions Asia Pacific	49	46	49	46
Global Products	326	267	326	267

EBIT (non-GAAP)
Income (loss) from continuing operations:
Attributable to Johnson Controls	$363	$340	$426	$315
Attributable to noncontrolling interests (1)	(2)	—	(2)	—
Income from continuing operations	361	340	424	315
Less: Income tax provision (benefit) (2)	47	(20)	58	41
Income before income taxes	408	320	482	356
Net financing charges	86	87	86	87
EBIT (non-GAAP)	$494	$407	$568	$443

(1) Adjusted income attributable to noncontrolling interests excludes the impact of restructuring and impairment costs.

(2) Adjusted income tax provision (benefit) excludes the related tax impacts of pre-tax adjusting items.

The following table reconciles Corporate expense from continuing operations as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended December 31,
(in millions)	2024	2023

Corporate expense (GAAP)	$171	$139

Adjusting items:
Transaction/separation costs	(11)	—
Transformation costs	(33)	—
Cyber incident costs	—	(23)
Adjusted corporate expense (non-GAAP)	$127	$116

6. Net Income and Diluted Earnings Per Share

The following tables reconcile income from continuing operations attributable to JCI and diluted earnings per share from continuing operations as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended December 31,
	Income from continuing operations attributable to JCI		Diluted earnings per share
(in millions, except per share)	2024	2023	2024	2023

As reported (GAAP)	$363	$340	$0.55	$0.50

Adjusting items:
Net mark-to-market adjustments	1	(22)	—	(0.03)
Restructuring and impairment costs, net of NCI	33	35	0.05	0.05
Water systems AFFF insurance recoveries	(4)	—	(0.01)	—
Transaction/separation costs	11	—	0.02	—
Transformation costs	33	—	0.05	—
Cyber incident costs	—	23	—	0.03
Discrete tax items	—	(57)	—	(0.08)
Related tax impact	(11)	(4)	(0.02)	(0.01)
Adjusted (non-GAAP)*	$426	$315	$0.64	$0.46
* May not sum due to rounding

The following table reconciles the denominators used to calculate basic and diluted earnings per share (in millions; unaudited):

	Three Months Ended December 31,
	2024	2023

Weighted average shares outstanding
Basic weighted average shares outstanding	662.0	680.7
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	3.0	1.7
Diluted weighted average shares outstanding	665.0	682.4

7. Debt Ratios

The following table includes continuing operations and details net debt to income before income taxes and net debt to adjusted EBITDA (unaudited):

(in millions)	December 31, 2024		September 30, 2024		December 31, 2023
Short-term debt	$882		$953		$1,981
Current portion of long-term debt	522		536		652
Long-term debt	8,589		8,004		7,959
Total debt	9,993		9,493		10,592
Less: cash and cash equivalents	1,237		606		1,799
Net debt	$8,756		$8,887		$8,793

Last twelve months income before income taxes	$1,610		$1,522		$1,335

Net debt to income before income taxes	5.4	x	5.8	x	6.6	x

Last twelve months adjusted EBITDA (non-GAAP)	$3,733		$3,623		$3,295

Net debt to adjusted EBITDA (non-GAAP)	2.3x		2.5x		2.7x

The following table reconciles income from continuing operations to adjusted EBIT and adjusted EBITDA (unaudited):

	Twelve Months Ended
(in millions)	December 31, 2024	September 30, 2024	December 31, 2023
Income from continuing operations	$1,432	$1,411	$1,820
Income tax provision (benefit)	178	111	(485)
Income before income taxes	1,610	1,522	1,335
Net financing charges	341	342	283
EBIT	1,951	1,864	1,618
Adjusting items:
Net mark-to-market adjustments	(24)	(47)	76
Restructuring and impairment costs	507	509	741
Water systems AFFF settlement	750	750	—
Water systems AFFF insurance recoveries	(371)	(367)	—
Earn-out adjustments	(68)	(68)	(30)
Transaction/separation costs	43	32	92
Transformation costs	33	—	—
Cyber incident costs	4	27	23
Global Products product quality issue	33	33	—
Loss on divestiture	42	42	—
EMEA/LA joint venture loss	17	17	—
Adjusted EBIT (non-GAAP)	2,917	2,792	2,520
Depreciation and amortization	816	831	775
Adjusted EBITDA (non-GAAP)	$3,733	$3,623	$3,295

8. Income Taxes

The Company's effective tax rate before consideration of certain excluded items was approximately 12.0% for the three months ending December 31, 2024 and 11.5% for the three months ending December 31, 2023.